Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces First Quarter 2015 Financial Results

TUPELO, MS, April 20, 2015/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended March 31, 2015.

Highlights for the first quarter of 2015 included:

•	Net income of $32.3 million or $0.33 per diluted share.

•	Net operating income of $32.3 million or $0.33 per diluted share.

•	Generated deposit growth of $280.3 million, or 10.4 percent on an annualized basis.

•	Continued credit quality improvement and recoveries of previously charged-off loans resulted in a negative provision for credit losses of $5.0 million.

•	The consent order issued on September 4, 2014 related to Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance was terminated effective April 7, 2015.

•	Produced $33.5 million of insurance commission revenue, which represents the highest level of quarterly insurance commission revenue in the Company’s history.

•	Mortgage lending revenue totaled $8.6 million, despite a negative mortgage servicing rights (“MSR”) valuation adjustment of $3.0 million.

•	Merger applications for pending Ouachita Bancshares Corp. and Central Community Corporation transactions were re-filed with regulatory agencies.

•	Earnings were adversely impacted by a $5.5 million increase to the litigation reserve for probable losses related to certain ongoing legal matters.

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BXS Announces First Quarter Results

April 20, 2015

“We are extremely pleased to have the consent order related to BSA and AML compliance lifted,” remarked Dan Rollins, Chairman and Chief Executive Officer. “The timely resolution to this matter is reflective of the diligence, effort, and effectiveness our team displayed in dealing with the issue. We are appreciative of the guidance provided by our regulators through this process and their commitment to review our program in such a timely manner.”

The Company reported net income of $32.3 million, or $0.33 per diluted share, for the first quarter of 2015 compared with net income of $28.4 million, or $0.30 per diluted share, for the first quarter of 2014 and net income of $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014.

The Company reported net operating income (excluding merger related and other non-operating expenses) of $32.3 million, or $0.33 per diluted share, for the first quarter of 2015 compared to $28.8 million, or $0.30 per diluted share, for the first quarter of 2014 and $28.7 million, or $0.30 per diluted share, for the fourth quarter of 2014.

Rollins continued, “We are pleased to report quarterly results that reflect continued improvement in profitability and core operating performance. Earnings for the quarter benefited from growth in our noninterest products. Our insurance team generated $33.5 million of commission revenue, which is the largest quarterly insurance commission revenue total in our Company’s history. Our mortgage team produced $311.1 million of mortgage loans for the quarter, which contributed to mortgage lending revenue of $8.6 million. Finally, our wealth management team reported total revenue of $6.2 million. The growth in each of these products is reflective of our overall strategic focus on growing all areas of our Company as well as our ability to attract quality producers. While seasonal pay-downs in certain large commercial lines of credit provided a headwind to net loan growth, we continue to be pleased with our new loan production as well as our current loan pipeline.”

Earnings for the quarter benefitted from a negative provision for credit losses totaling $5.0 million. Rollins added, “Our reported credit quality metrics continue to improve. During the quarter, we also received recoveries of previously charged-off loans of $4.0 million. Our entire team has done an outstanding job in returning our Company’s credit quality to a level we are all proud of.”

Net Interest Revenue

Net interest revenue was $106.1 million for the first quarter of 2015, an increase of 4.5 percent from $101.5 million for the first quarter of 2014 and a decrease of 0.3 percent from $106.4 million for the fourth quarter of 2014. The fully taxable equivalent net interest margin was 3.56 percent for the first quarter of 2015 compared to 3.54 percent for the first quarter of 2014 and 3.60 percent for the fourth quarter of 2014. Yields on loans and leases declined to 4.31 percent for the first quarter of 2015 from 4.48 percent for the first quarter of 2014 and increased from 4.30 percent for the fourth quarter of 2014, while yields on total interest earning assets were 3.80 percent for the first quarter of 2015 compared with 3.85 percent for both the first quarter of 2014 and the fourth quarter of 2014. The average cost of deposits was 0.24 percent for the first quarter of 2015 compared to 0.31 percent for the first quarter of 2014 and 0.25 percent for the fourth quarter of 2014.

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BXS Announces First Quarter Results

April 20, 2015

Asset, Deposit and Loan Activity

Total assets were $13.6 billion at March 31, 2015 compared with $13.1 billion at March 31, 2014. Loans and leases, net of unearned income, were $9.7 billion at March 31, 2015 compared with $9.1 billion at March 31, 2014.

Total deposits were $11.3 billion at March 31, 2015 compared with $10.8 billion at March 31, 2014. The decrease in time deposits of $243.8 million, or 11.1 percent, at March 31, 2015 compared to March 31, 2014 was offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $189.9 million, or 7.0 percent, over the same period. Additionally, savings deposits increased $98.5 million, or 7.6 percent, while interest bearing demand deposits increased $396.2 million, or 8.6 percent, over the same period. At March 31, 2015, $665.1 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.68 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a negative provision for credit losses of $5.0 million, compared to no recorded provision for both the first quarter of 2014 and the fourth quarter of 2014. Total non-performing assets (“NPAs”) declined $67.5 million, or 43.0 percent, to $89.4 million at March 31, 2015 compared with $156.9 million at March 31, 2014 and declined $16.4 million, or 15.5 percent, from $105.7 million at December 31, 2014.

Net charge-offs for the first quarter of 2015 were $0.8 million, compared with $3.5 million for the first quarter of 2014 and $1.5 million for the fourth quarter of 2014. Recoveries of previously charged-off loans were $4.0 million for the first quarter of 2015, compared with $4.5 million for the first quarter of 2014 and $3.3 million for the fourth quarter of 2014. Annualized net charge-offs were 0.03 percent of average loans and leases for the first quarter of 2015, compared with 0.16 percent for the first quarter of 2014 and 0.06 percent for the fourth quarter of 2014.

Non-performing loans (“NPLs”) were $61.5 million, or 0.63 percent of net loans and leases, at March 31, 2015, compared with $93.3 million, or 1.03 percent of net loans and leases, at March 31, 2014, and $71.7 million, or 0.74 percent of net loans and leases, at December 31, 2014. The allowance for credit losses was $136.7 million, or 1.40 percent of net loans and leases, at March 31, 2015 compared with $149.7 million, or 1.65 percent of net loans and leases, at March 31, 2014 and $142.4 million, or 1.47 percent of net loans and leases, at December 31, 2014.

NPLs at March 31, 2015 consisted primarily of $54.4 million of nonaccrual loans, compared with $58.1 million of nonaccrual loans at December 31, 2014. Payments received on nonaccrual loans during the first quarter of 2015 totaled $18.9 million, compared with payments received on such loans of $8.5 million during the fourth quarter of 2014. NPLs at March 31, 2015 also included $1.6 million of loans 90 days or more past due and still accruing, compared with $2.8

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BXS Announces First Quarter Results

April 20, 2015

million of such loans at December 31, 2014, and included restructured loans still accruing of $5.4 million at March 31, 2015, compared with $10.9 million of such loans at December 31, 2014. Early stage past due loans, representing loans 30-89 days past due, totaled $29.1 million at March 31, 2015 compared to $25.8 million at December 31, 2014.

Other real estate owned (“OREO”) decreased $6.1 million to $27.9 million during the first quarter of 2015 from $34.0 million at December 31, 2014. This net decrease reflected $2.8 million of OREO added through foreclosure, offset by sales of OREO of $6.7 million. Write-downs in the value of existing properties were $2.2 million for the first quarter of 2015 compared to $2.4 million for the fourth quarter of 2014. Sales of OREO during the first quarter of 2015 resulted in a net gain of $0.8 million compared to a net loss of $1.6 million for the fourth quarter of 2014. At March 31, 2015, OREO was carried at 39.0 percent of the aggregate loan balances at the time of foreclosure, compared with 40.6 percent at December 31, 2014.

Noninterest Revenue

Noninterest revenue was $73.3 million for the first quarter of 2015, compared with $66.5 million for the first quarter of 2014 and $63.5 million for the fourth quarter of 2014. These results included a negative MSR valuation adjustment of $3.0 million for the first quarter of 2015 compared with a negative MSR valuation adjustment of $1.5 million for the first quarter of 2014 and a negative MSR valuation adjustment of $3.4 million for the fourth quarter of 2014. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $11.6 million for the first quarter of 2015, compared with $4.9 million for the first quarter of 2014 and $6.7 million for the fourth quarter of 2014. Mortgage origination volume for the first quarter of 2015 was $311.1 million, compared with $197.1 million for the first quarter of 2014 and $256.3 million for the fourth quarter of 2014.

Credit and debit card fee revenue was $8.5 million for the first quarter of 2015, compared with $7.8 million for the first quarter of 2014 and $9.9 million for the fourth quarter of 2014. Deposit service charge revenue was $11.3 million for the first quarter of 2015, compared with $12.5 million for the first quarter of 2014 and $12.5 million for the fourth quarter of 2014. Insurance commission revenue was $33.5 million for the first quarter of 2015, compared with $31.6 million for the first quarter of 2014 and $25.4 million for the fourth quarter of 2014. Wealth management revenue was $6.2 million for the first quarter of 2015, compared with $5.9 million for the first quarter of 2014 and $5.8 million for the fourth quarter of 2014.

Noninterest Expense

Noninterest expense for the first quarter of 2015 was $136.9 million, compared with $126.7 million for the first quarter of 2014 and $130.0 million for the fourth quarter of 2014. Salaries and employee benefits expense was $81.2 million for the first quarter of 2015 compared to $78.9 million for the first quarter of 2014 and $76.8 million for the fourth quarter of 2014. The current quarter increase was driven by a number of factors, including an increase in pension expense.

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BXS Announces First Quarter Results

April 20, 2015

Total annual pension expense for 2015 is expected to be approximately $7 million higher than 2014 due to annual revisions to actuarial assumptions, including updates to the Society of Actuaries pension plan mortality tables. Foreclosed property expense was $2.0 million for the first quarter of 2015 compared with $2.6 million for the first quarter of 2014 and $4.6 million for the fourth quarter of 2014. Deposit insurance assessments were $2.3 million for the first quarter of 2015 compared to $1.6 million for the first quarter of 2014 and $2.4 million for the fourth quarter of 2014. During the first quarter of 2015, the Company incurred expense of $5.5 million to increase its litigation accrual for probable losses related to certain ongoing legal matters.

Rollins added, “We continue to evaluate the profitability and performance of each of our locations. Through location consolidations, we have reduced our full service branch count to 240 from 257 at the beginning of 2014.” The Company’s current location count includes 240 full service branches, including remote drive-through facilities, 6 loan production offices, 12 stand-alone mortgage offices and 26 insurance locations.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.07 percent at March 31, 2015, compared with 11.83 percent at March 31, 2014 and 12.05 percent at December 31, 2014. The ratio of tangible shareholders’ equity to tangible assets was 9.99 percent at March 31, 2015, compared with 9.69 percent at March 31, 2014 and 9.92 percent at December 31, 2014.

Estimated regulatory capital ratios at March 31, 2015 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.87 percent at March 31, 2015 and total risk based capital of 14.14 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Transaction Closings and Announcements

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 12 full-service banking offices along the I-20 corridor and has loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of March 31, 2015, OIB, on a consolidated basis, reported total assets of $653.6 million, total loans of $462.1 million and total deposits of $545.3 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $107.5 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On July 21, 2014, the Company announced the merger

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BXS Announces First Quarter Results

April 20, 2015

agreement was extended until June 30, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions, and, on February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of March 31, 2015, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $600.5 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The terms of the amended agreement provide for a minimum total deal value of $191.0 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On July 21, 2014, the Company announced the merger agreement was extended until June 30, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions, and, on February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014, the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014, and the Annual Report on Form 10-K that was previously filed with the SEC on February 24, 2015.

On April 9, 2014, BancorpSouth Insurance Services, Inc. acquired the assets of Lafayette, Louisiana based Knox Insurance Group, LLC. Knox was formed in 1972 and currently produces annual revenues of approximately $3 million. Knox will continue to operate under current leadership in Lafayette.

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BXS Announces First Quarter Results

April 20, 2015

Summary

Rollins concluded, “The momentum built over the last two years through the dedication and hard work of our team continues to drive the improved financial performance reflected in our first quarter results. Particularly, our efforts to enhance our sales focus as well as hiring proven producers are yielding results. We are growing the customer base in our bank and across all products. We continue to benefit from improved credit quality as well. Finally, we continue to focus on reducing operating expenses and improving efficiency. I’m excited about the position of our Company and optimistic about our ability to continue to improve profitability.”

Conference Call

BancorpSouth will conduct a conference call to discuss its first quarter 2015 results on April 21, 2015, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.6 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 284 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the findings and results of the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, the impact of litigation regarding debit card fees and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the findings and results of the CFPB and the DOJ in their review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic

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BXS Announces First Quarter Results

April 20, 2015

conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 3/31/2015	Quarter Ended 12/31/2014	Quarter Ended 9/30/2014	Quarter Ended 6/30/2014	Quarter Ended 3/31/2014
Earnings Summary:
Interest revenue	$113,497	$114,237	$113,922	$111,499	$110,599
Interest expense	7,424	7,792	8,309	8,418	9,076

Net interest revenue	106,073	106,445	105,613	103,081	101,523
Provision for credit losses	(5,000)	—	—	—	—

Net interest revenue, after provision for credit losses	111,073	106,445	105,613	103,081	101,523
Noninterest revenue	73,315	63,513	69,278	69,838	66,517
Noninterest expense	136,933	130,046	133,699	127,954	126,707

Income before income taxes	47,455	39,912	41,192	44,965	41,333
Income tax expense	15,189	11,252	12,414	14,097	12,889

Net income	$32,266	$28,660	$28,778	$30,868	$28,444

Balance Sheet - Period End Balances
Total assets	$13,630,322	$13,326,369	$13,071,557	$12,985,887	$13,143,555
Total earning assets	12,468,322	12,163,897	11,929,416	11,794,445	11,948,897
Total securities	2,194,373	2,156,927	2,211,462	2,332,192	2,426,758
Loans and leases, net of unearned income	9,726,970	9,712,936	9,510,542	9,311,661	9,068,376
Allowance for credit losses	136,660	142,443	143,950	147,132	149,704
Total deposits	11,252,654	10,972,339	10,701,537	10,670,414	10,811,790
Long-term debt	76,055	78,148	81,742	83,835	85,835
Total shareholders’ equity	1,645,208	1,606,059	1,610,543	1,588,850	1,554,676

Balance Sheet - Average Balances
Total assets	$13,457,668	$13,131,130	$12,987,103	$12,933,879	$13,087,128
Total earning assets	12,398,058	12,038,265	11,892,493	11,825,994	11,958,836
Total securities	2,190,989	2,180,000	2,272,114	2,394,045	2,452,178
Loans and leases, net of unearned income	9,670,987	9,579,059	9,393,709	9,232,743	9,022,155
Total deposits	11,126,210	10,802,194	10,662,841	10,650,077	10,825,308
Long-term debt	76,078	79,387	81,742	83,967	87,767
Total shareholders’ equity	1,624,496	1,613,239	1,600,721	1,574,588	1,537,897

Nonperforming Assets:
Non-accrual loans and leases	$54,418	$58,052	$54,612	$64,533	$77,531
Loans and leases 90+ days past due, still accruing	1,615	2,763	1,925	2,406	1,949
Restructured loans and leases, still accruing	5,433	10,920	12,398	6,712	13,776

Non-performing loans (NPLs)	61,466	71,735	68,935	73,651	93,256

Other real estate owned	27,889	33,984	42,691	55,253	63,595

Non-performing assets (NPAs)	$89,355	$105,719	$111,626	$128,904	$156,851

Financial Ratios and Other Data:
Return on average assets	0.97%	0.87%	0.88%	0.96%	0.88%
Return on average shareholders’ equity	8.06%	7.05%	7.13%	7.86%	7.50%
Return on tangible equity	9.84%	8.81%	8.83%	9.74%	9.28%
Pre-tax pre-provision return on average assets	1.29%	1.21%	1.26%	1.39%	1.28%
Noninterest income to average assets	2.21%	1.92%	2.12%	2.17%	2.06%
Noninterest expense to average assets	4.13%	3.93%	4.08%	3.97%	3.93%
Net interest margin-fully taxable equivalent	3.56%	3.60%	3.62%	3.59%	3.54%
Net interest rate spread	3.46%	3.49%	3.50%	3.48%	3.43%
Efficiency ratio (tax equivalent)	75.17%	75.25%	75.19%	72.76%	74.16%
Loan/deposit ratio	86.44%	88.52%	88.87%	87.27%	83.87%
Price to earnings mult (avg)	18.43	18.45	16.64	21.00	23.33
Market value to book value	136.26%	134.91%	120.13%	148.53%	154.13%
Market value to book value (avg)	127.91%	130.16%	129.54%	143.72%	150.43%
Market value to tangible book value	168.52%	167.95%	149.58%	185.73%	192.80%
Market value to tangible book value (avg)	158.20%	162.04%	161.30%	179.75%	188.17%
Headcount FTE	3,924	3,948	3,938	3,981	3,981

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BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 3/31/2015	Quarter Ended 12/31/2014	Quarter Ended 9/30/2014	Quarter Ended 6/30/2014	Quarter Ended 3/31/2014
Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.03%	0.06%	0.13%	0.11%	0.16%
Provision for credit losses to average loans and leases (annualized)	(0.21%)	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.40%	1.47%	1.51%	1.58%	1.65%
Allowance for credit losses to non-performing loans and leases	222.33%	198.57%	208.82%	199.77%	160.53%
Allowance for credit losses to non-performing assets	152.94%	134.74%	128.96%	114.14%	95.44%
Non-performing loans and leases to net loans and leases	0.63%	0.74%	0.72%	0.79%	1.03%
Non-performing assets to net loans and leases	0.92%	1.09%	1.17%	1.38%	1.73%

Equity Ratios:
Total shareholders’ equity to total assets	12.07%	12.05%	12.32%	12.24%	11.83%
Tangible shareholders’ equity to tangible assets	9.99%	9.92%	10.14%	10.03%	9.69%

Capital Adequacy:
Tier 1 capital	12.87%*	13.26%	13.18%	13.09%	13.18%
Total capital	14.14%*	14.52%	14.43%	14.35%	14.44%
Tier 1 leverage capital	10.30%*	10.55%	10.47%	10.33%	10.04%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.33	$0.30	$0.30	$0.32	$0.30
Diluted earnings per share	0.33	0.30	0.30	0.32	0.30
Cash dividends per share	0.08	0.08	0.08	0.05	0.05
Book value per share	17.04	16.69	16.77	16.54	16.19
Tangible book value per share	13.78	13.40	13.46	13.23	12.95
Market value per share (last)	23.22	22.51	20.14	24.57	24.96
Market value per share (high)	23.68	23.28	25.43	25.55	26.24
Market value per share (low)	19.64	19.22	20.11	22.16	22.46
Market value per share (avg)	21.80	21.72	21.72	23.78	24.36
Dividend payout ratio	22.40%	25.17%	25.03%	15.56%	16.80%
Total shares outstanding	96,544,502	96,254,903	96,065,021	96,046,057	96,004,679
Average shares outstanding - basic	96,359,885	96,173,000	96,052,260	96,034,475	95,629,890
Average shares outstanding - diluted	96,653,401	96,506,827	96,373,950	96,373,121	95,952,611

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.31%	4.30%	4.36%	4.38%	4.48%
Available-for-sale securities:
Taxable	1.54%	1.43%	1.42%	1.45%	1.50%
Tax-exempt	5.40%	5.30%	5.37%	5.44%	5.58%
Short-term investments	0.22%	0.24%	0.22%	0.24%	0.25%
Total interest earning assets and revenue	3.80%	3.85%	3.89%	3.88%	3.85%
Deposits:	0.24%	0.25%	0.28%	0.28%	0.31%
Demand - interest bearing	0.18%	0.18%	0.17%	0.17%	0.17%
Savings	0.12%	0.12%	0.12%	0.12%	0.13%
Other time	0.82%	0.87%	0.96%	0.97%	1.06%
Short-term borrowings	0.12%	0.11%	0.10%	0.09%	0.07%
Total int bearing dep & s/t borrowings	0.31%	0.33%	0.36%	0.37%	0.39%
Junior subordinated debt	2.84%	2.82%	2.81%	2.81%	2.86%
Long-term debt	2.88%	2.86%	2.85%	2.84%	2.91%
Total interest bearing liabilities and expense	0.34%	0.36%	0.39%	0.40%	0.42%
Interest bearing liabilities to interest earning assets	71.13%	70.57%	71.07%	71.98%	73.51%
Net interest tax equivalent adjustment	$2,653	$2,736	$2,810	$2,860	$2,823

*Estimated regulatory capital ratios for the quarter ended March 31, 2015 were calculated in accordance with the Basel III capital framework.

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
	(Dollars in thousands)
Assets
Cash and due from banks	$199,337	$204,231	$169,226	$201,196	$199,214
Interest bearing deposits with other banks	360,469	153,019	70,408	44,949	390,896
Available-for-sale securities, at fair value	2,194,373	2,156,927	2,211,462	2,332,192	2,426,758
Loans and leases	9,761,555	9,749,540	9,546,250	9,347,429	9,103,850
Less: Unearned income	34,585	36,604	35,708	35,768	35,474
Allowance for credit losses	136,660	142,443	143,950	147,132	149,704

Net loans and leases	9,590,310	9,570,493	9,366,592	9,164,529	8,918,672
Loans held for sale	186,510	141,015	137,005	105,643	62,867
Premises and equipment, net	305,335	304,943	307,497	310,515	314,367
Accrued interest receivable	42,933	41,985	42,311	40,697	42,666
Goodwill	291,498	291,498	291,498	291,498	286,800
Other identifiable intangibles	23,476	24,508	25,619	26,745	25,021
Bank owned life insurance	246,148	247,076	243,827	241,962	240,077
Other real estate owned	27,889	33,984	42,691	55,253	63,595
Other assets	162,044	156,690	163,421	170,708	172,622

Total Assets	$13,630,322	$13,326,369	$13,071,557	$12,985,887	$13,143,555

Liabilities
Deposits:
Demand: Noninterest bearing	$2,914,949	$2,778,686	$2,811,156	$2,718,242	$2,725,042
Interest bearing	4,979,710	4,868,054	4,498,275	4,511,760	4,583,481
Savings	1,395,857	1,331,963	1,311,874	1,299,203	1,297,344
Other time	1,962,138	1,993,636	2,080,232	2,141,209	2,205,923

Total deposits	11,252,654	10,972,339	10,701,537	10,670,414	10,811,790
Federal funds purchased and securities sold under agreement to repurchase	384,829	388,166	431,428	394,446	456,303
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	1,500	3,500	2,000	2,000	—
Accrued interest payable	3,371	3,400	3,894	3,926	4,050
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	76,055	78,148	81,742	83,835	85,835
Other liabilities	243,507	251,559	217,215	219,218	207,703

Total Liabilities	11,985,114	11,720,310	11,461,014	11,397,037	11,588,879
Shareholders’ Equity
Common stock	241,361	240,637	240,165	240,118	240,012
Capital surplus	331,016	324,271	322,488	321,952	320,969
Accumulated other comprehensive loss	(37,033)	(43,686)	(15,513)	(15,040)	(22,060)
Retained earnings	1,109,864	1,084,837	1,063,403	1,041,820	1,015,755

Total Shareholders’ Equity	1,645,208	1,606,059	1,610,543	1,588,850	1,554,676

Total Liabilities & Shareholders’ Equity	$13,630,322	$13,326,369	$13,071,557	$12,985,887	$13,143,555

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
	(Dollars in thousands)
Assets
Cash and due from banks	$132,734	$166,941	$155,876	$157,813	$168,056
Interest bearing deposits with other banks	426,792	165,713	120,707	145,530	449,207
Available-for-sale securities, at fair value	2,190,989	2,180,000	2,272,114	2,394,045	2,452,178
Loans and leases	9,706,941	9,615,125	9,430,043	9,269,469	9,058,081
Less: Unearned income	35,954	36,066	36,334	36,726	35,926
Allowance for credit losses	141,299	143,842	146,592	149,676	153,615

Net loans and leases	9,529,688	9,435,217	9,247,117	9,083,067	8,868,540
Loans held for sale	109,291	113,493	105,964	53,676	35,297
Premises and equipment, net	305,277	306,630	309,373	313,012	315,804
Accrued interest receivable	39,279	39,034	38,758	38,291	39,336
Goodwill	291,498	291,498	291,498	293,082	286,800
Other identifiable intangibles	23,834	24,910	26,031	25,271	25,420
Bank owned life insurance	246,538	245,584	242,718	240,736	239,969
Other real estate owned	32,062	39,209	49,123	60,822	69,086
Other assets	129,686	122,901	127,824	128,534	137,435

Total Assets	$13,457,668	$13,131,130	$12,987,103	$12,933,879	$13,087,128

Liabilities
Deposits:
Demand: Noninterest bearing	$2,807,816	$2,837,919	$2,766,626	$2,683,939	$2,647,376
Interest bearing	4,985,577	4,617,998	4,480,008	4,492,495	4,657,785
Savings	1,358,565	1,321,000	1,308,184	1,298,829	1,260,838
Other time	1,974,252	2,025,277	2,108,023	2,174,814	2,259,309

Total deposits	11,126,210	10,802,194	10,662,841	10,650,077	10,825,308
Federal funds purchased and securities sold under agreement to repurchase	398,237	426,842	444,017	435,505	458,436
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	3,056	2,261	6,489	3,621	—
Accrued interest payable	3,338	3,630	3,940	3,926	4,400
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,748
Long-term debt	76,078	79,387	81,742	83,967	87,767
Other liabilities	203,055	180,379	164,155	158,997	149,572

Total Liabilities	11,833,172	11,517,891	11,386,382	11,359,291	11,549,231
Shareholders’ Equity
Common stock	240,992	240,436	240,123	240,071	238,853
Capital surplus	326,476	323,372	322,219	321,628	314,117
Accumulated other comprehensive loss	(39,529)	(22,747)	(14,827)	(16,663)	(23,644)
Retained earnings	1,096,557	1,072,178	1,053,206	1,029,552	1,008,571

Total Shareholders’ Equity	1,624,496	1,613,239	1,600,721	1,574,588	1,537,897

Total Liabilities & Shareholders’ Equity	$13,457,668	$13,131,130	$12,987,103	$12,933,879	$13,087,128

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Mar-15	Mar-14
INTEREST REVENUE:
Loans and leases	$102,135	$103,172	$102,681	$99,962	$98,744	$102,135	$98,744
Deposits with other banks	236	101	68	87	276	236	276
Available-for-sale securities:
Taxable	6,844	6,429	6,646	7,133	7,547	6,844	7,547
Tax-exempt	3,377	3,471	3,607	3,669	3,715	3,377	3,715
Loans held for sale	905	1,064	920	648	317	905	317

Total interest revenue	113,497	114,237	113,922	111,499	110,599	113,497	110,599

INTEREST EXPENSE:
Interest bearing demand	2,183	2,070	1,956	1,905	1,920	2,183	1,920
Savings	412	411	410	402	391	412	391
Other time	4,008	4,453	5,083	5,249	5,890	4,008	5,890
Federal funds purchased and securities sold under agreement to repurchase	82	89	84	80	78	82	78
Long-term debt	577	603	612	619	629	577	629
Junior subordinated debt	163	165	164	162	168	163	168
Other	(1)	1	—	1	—	(1)	—

Total interest expense	7,424	7,792	8,309	8,418	9,076	7,424	9,076

Net interest revenue	106,073	106,445	105,613	103,081	101,523	106,073	101,523
Provision for credit losses	(5,000)	—	—	—	—	(5,000)	—

Net interest revenue, after provision for credit losses	111,073	106,445	105,613	103,081	101,523	111,073	101,523

NONINTEREST REVENUE:
Mortgage lending	8,567	3,250	6,938	9,089	3,394	8,567	3,394
Credit card, debit card and merchant fees	8,539	9,921	8,972	8,567	7,843	8,539	7,843
Deposit service charges	11,252	12,538	13,111	12,437	12,536	11,252	12,536
Security gains (losses), net	14	18	18	5	(4)	14	(4)
Insurance commissions	33,493	25,376	29,246	28,621	31,599	33,493	31,599
Wealth Management	6,210	5,826	5,961	5,828	5,916	6,210	5,916
Other	5,240	6,584	5,032	5,291	5,233	5,240	5,233

Total noninterest revenue	73,315	63,513	69,278	69,838	66,517	73,315	66,517

NONINTEREST EXPENSE:
Salaries and employee benefits	81,179	76,751	77,453	74,741	78,883	81,179	78,883
Occupancy, net of rental income	10,194	10,500	10,313	10,245	10,287	10,194	10,287
Equipment	3,974	3,996	4,205	4,169	4,499	3,974	4,499
Deposit insurance assessments	2,311	2,430	2,125	2,035	1,600	2,311	1,600
Other	39,275	36,369	39,603	36,764	31,438	39,275	31,438

Total noninterest expenses	136,933	130,046	133,699	127,954	126,707	136,933	126,707

Income before income taxes	47,455	39,912	41,192	44,965	41,333	47,455	41,333
Income tax expense	15,189	11,252	12,414	14,097	12,889	15,189	12,889

Net income	$32,266	$28,660	$28,778	$30,868	$28,444	$32,266	$28,444

Net income per share: Basic	$0.33	$0.30	$0.30	$0.32	$0.30	$0.33	$0.30

Diluted	$0.33	$0.30	$0.30	$0.32	$0.30	$0.33	$0.30

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,676,366	$1,746,486	$1,714,012	$1,699,803	$1,581,251
Real estate
Consumer mortgages	2,301,112	2,257,726	2,191,265	2,071,503	2,047,001
Home equity	538,042	531,374	518,263	506,988	498,283
Agricultural	236,898	239,616	242,023	238,003	229,602
Commercial and industrial-owner occupied	1,518,153	1,522,536	1,508,679	1,505,679	1,488,380
Construction, acquisition and development	892,730	853,623	819,636	772,162	748,027
Commercial real estate	1,993,473	1,961,977	1,916,577	1,901,759	1,847,983
Credit cards	106,287	113,426	109,464	109,186	105,988
All other	463,909	486,172	490,623	506,578	521,861

Total loans	$9,726,970	$9,712,936	$9,510,542	$9,311,661	$9,068,376

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$142,443	$143,950	$147,132	$149,704	$153,236

Loans and leases charged-off:
Commercial and industrial	(383)	(1,179)	(306)	(860)	(201)
Real estate
Consumer mortgages	(892)	(900)	(1,510)	(1,682)	(1,945)
Home equity	(498)	(93)	(510)	(438)	(318)
Agricultural	(8)	(4)	(47)	(18)	(696)
Commercial and industrial-owner occupied	(394)	(220)	(1,229)	(936)	(1,206)
Construction, acquisition and development	(343)	(566)	(1,458)	(41)	(1,666)
Commercial real estate	(1,007)	(463)	(70)	(361)	(901)
Credit cards	(676)	(580)	(612)	(608)	(559)
All other	(579)	(847)	(743)	(671)	(583)

Total loans charged-off	(4,780)	(4,852)	(6,485)	(5,615)	(8,075)

Recoveries:
Commercial and industrial	502	298	565	359	1,076
Real estate
Consumer mortgages	612	821	952	956	538
Home equity	241	102	157	182	184
Agricultural	269	16	45	26	9
Commercial and industrial-owner occupied	550	216	460	78	358
Construction, acquisition and development	604	897	392	808	1,637
Commercial real estate	720	623	286	226	323
Credit cards	153	160	116	135	131
All other	346	212	330	273	287

Total recoveries	3,997	3,345	3,303	3,043	4,543

Net charge-offs	(783)	(1,507)	(3,182)	(2,572)	(3,532)

Provision charged to operating expense	(5,000)	—	—	—	—

Balance, end of period	$136,660	$142,443	$143,950	$147,132	$149,704

Average loans for period	$9,670,987	$9,579,059	$9,393,709	$9,232,743	$9,022,155

Ratio:
Net charge-offs to average loans (annualized)	0.03%	0.06%	0.13%	0.11%	0.16%

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$3,923	$3,934	$2,786	$2,917	$3,023
Real estate
Consumer mortgages	21,435	23,668	23,408	24,355	24,353
Home equity	2,269	2,253	2,073	2,116	2,740
Agricultural	259	291	638	595	651
Commercial and industrial-owner occupied	9,687	11,190	7,495	11,094	14,122
Construction, acquisition and development	5,111	4,162	6,070	9,202	9,968
Commercial real estate	11,107	11,915	11,102	13,406	21,496
Credit cards	118	133	168	132	168
All other	509	506	872	716	1,010

Total nonaccrual loans and leases	$54,418	$58,052	$54,612	$64,533	$77,531

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$30	$41	$60	$302	$287
Real estate
Consumer mortgages	1,256	1,828	1,590	1,607	1,307
Home equity	—	—	20	116	12
Agricultural	—	—	—	100	—
Commercial and industrial-owner occupied	—	39	—	—	—
Construction, acquisition and development	—	387	—	—	—
Commercial real estate	—	137	—	—	—
Credit cards	329	327	255	281	297
All other	—	4	—	—	46

Total loans and leases 90+ days past due, still accruing	1,615	2,763	1,925	2,406	1,949

Restructured Loans and Leases, Still Accruing	5,433	10,920	12,398	6,712	13,776

Total non-performing loans and leases	61,466	71,735	68,935	73,651	93,256

OTHER REAL ESTATE OWNED:	27,889	33,984	42,691	55,253	63,595

Total Non-performing Assets	$89,355	$105,719	$111,626	$128,904	$156,851

Additions to Nonaccrual Loans and Leases During the Quarter	$23,607	$21,952	$16,707	$13,748	$22,479

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,270	$2,319	$3,753	$3,605	$2,616
Real estate
Consumer mortgages	9,955	11,412	13,013	11,448	12,236
Home equity	2,594	2,047	1,315	960	1,587
Agricultural	161	366	190	1,122	302
Commercial and industrial-owner occupied	3,026	912	2,364	6,340	3,248
Construction, acquisition and development	5,471	4,811	1,036	1,616	2,848
Commercial real estate	3,032	1,510	926	1,658	3,953
Credit cards	581	739	602	556	592
All other	1,014	1,698	1,196	1,490	963

Total Loans and Leases 30-89 days past due, still accruing	$29,104	$25,814	$24,395	$28,795	$28,345

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	(0.21%)	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.40%	1.47%	1.51%	1.58%	1.65%
Allowance for credit losses to non-performing loans and leases	222.33%	198.57%	208.82%	199.77%	160.53%
Allowance for credit losses to non-performing assets	152.94%	134.74%	128.96%	114.14%	95.44%
Non-performing loans and leases to net loans and leases	0.63%	0.74%	0.72%	0.79%	1.03%
Non-performing assets to net loans and leases	0.92%	1.09%	1.17%	1.38%	1.73%

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	March 31, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,642,264	$961	$31,202	$99	$—	$1,840	$1,676,366
Real estate
Consumer mortgages	2,218,792	—	78,928	227	—	3,165	2,301,112
Home equity	527,726	—	9,706	—	—	610	538,042
Agricultural	225,990	—	10,908	—	—	—	236,898
Commercial and industrial-owner occupied	1,457,229	—	54,801	242	—	5,881	1,518,153
Construction, acquisition and development	851,938	—	37,303	329	—	3,160	892,730
Commercial real estate	1,923,659	—	59,497	300	—	10,017	1,993,473
Credit cards	106,287	—	—	—	—	—	106,287
All other	451,174	—	12,571	—	—	164	463,909

Total loans	$9,405,059	$961	$294,916	$1,197	$—	$24,837	$9,726,970

	December 31, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,709,475	$978	$33,879	$—	$—	$2,154	$1,746,486
Real estate
Consumer mortgages	2,167,965	—	84,975	—	—	4,786	2,257,726
Home equity	521,011	—	9,744	—	—	619	531,374
Agricultural	227,688	—	11,928	—	—	—	239,616
Commercial and industrial-owner occupied	1,450,158	—	64,420	491	—	7,467	1,522,536
Construction, acquisition and development	811,227	—	39,675	334	—	2,387	853,623
Commercial real estate	1,893,514	—	57,761	184	—	10,518	1,961,977
Credit cards	113,426	—	—	—	—	—	113,426
All other	471,662	—	14,340	—	—	170	486,172

Total loans	$9,366,126	$978	$316,722	$1,009	$—	$28,101	$9,712,936

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	March 31, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$189,823	$208,990	$217,749	$555,594	$77,274	$135,672	$267,825	$23,439	$1,676,366
Real estate
Consumer mortgages	195,923	286,833	193,390	774,883	68,048	239,586	374,743	167,706	2,301,112
Home equity	74,805	37,890	56,275	212,510	21,507	125,541	8,063	1,451	538,042
Agricultural	6,515	71,542	29,253	70,036	2,725	12,567	44,260	—	236,898
Commercial and industrial-owner occupied	176,298	175,152	177,340	572,800	58,596	158,062	199,905	—	1,518,153
Construction, acquisition and development	128,479	91,070	87,238	287,700	22,758	141,940	113,706	19,839	892,730
Commercial real estate	288,445	336,170	247,765	486,219	201,241	179,111	204,190	50,332	1,993,473
Credit cards	—	—	—	—	—	—	—	106,287	106,287
All other	29,303	36,893	27,073	200,233	2,603	38,034	37,469	92,301	463,909

Total loans	$1,089,591	$1,244,540	$1,036,083	$3,159,975	$454,752	$1,030,513	$1,250,161	$461,355	$9,726,970

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,227	$438	$579	$1,720	$—	$—	$69	$143	$4,176
Real estate
Consumer mortgages	193	1,888	833	9,005	777	2,008	864	7,799	23,367
Home equity	775	43	514	319	87	528	—	3	2,269
Agricultural	79	31	14	73	—	61	—	1	259
Commercial and industrial-owner occupied	293	1,043	1,033	8,222	973	938	81	2	12,585
Construction, acquisition and development	906	196	—	1,067	255	2,692	—	2	5,118
Commercial real estate	—	259	2,082	4,147	445	4,502	300	—	11,735
Credit cards	—	—	—	—	—	—	—	1,345	1,345
All other	—	42	138	238	—	193	—	1	612

Total loans	$3,473	$3,940	$5,193	$24,791	$2,537	$10,922	$1,314	$9,296	$61,466

NON-PERFORMING LOANS AND LEASES
AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.65%	0.21%	0.27%	0.31%	0.00%	0.00%	0.03%	0.61%	0.25%
Real estate
Consumer mortgages	0.10%	0.66%	0.43%	1.16%	1.14%	0.84%	0.23%	4.65%	1.02%
Home equity	1.04%	0.11%	0.91%	0.15%	0.40%	0.42%	0.00%	0.21%	0.42%
Agricultural	1.21%	0.04%	0.05%	0.10%	0.00%	0.49%	0.00%	0.00%	0.11%
Commercial and industrial-owner occupied	0.17%	0.60%	0.58%	1.44%	1.66%	0.59%	0.04%	0.00%	0.83%
Construction, acquisition and development	0.71%	0.22%	0.00%	0.37%	1.12%	1.90%	0.00%	0.01%	0.57%
Commercial real estate	0.00%	0.08%	0.84%	0.85%	0.22%	2.51%	0.15%	0.00%	0.59%
Credit cards	—	—	—	—	—	—	—	1.27%	1.27%
All other	0.00%	0.11%	0.51%	0.12%	0.00%	0.51%	0.00%	0.00%	0.13%

Total loans	0.32%	0.32%	0.50%	0.78%	0.56%	1.06%	0.11%	2.01%	0.63%

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	March 31, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	264	79	25	1,289	—	38	4	—	1,699
Home equity	—	—	—	101	—	—	—	—	101
Agricultural	—	—	—	25	—	—	—	—	25
Commercial and industrial-owner occupied	199	—	—	1,424	—	307	60	—	1,990
Construction, acquisition and development	3,886	84	139	16,069	—	2,627	—	—	22,805
Commercial real estate	170	—	—	646	—	121	63	—	1,000
All other	—	27	—	99	—	59	—	—	185

Total loans	$4,603	$190	$164	$19,653	$—	$3,152	$127	$—	$27,889

	Quarter Ended
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$33,984	$42,691	$55,253	$63,595	$69,338
Additions to foreclosed properties
New foreclosed property	2,804	2,257	3,476	4,144	4,855
Reductions in foreclosed properties
Sales	(6,726)	(8,548)	(14,429)	(10,269)	(8,767)
Writedowns	(2,173)	(2,416)	(1,609)	(2,217)	(1,831)

Balance, end of period	$27,889	$33,984	$42,691	$55,253	$63,595

FORECLOSED PROPERTY EXPENSE
(Gain) Loss on sale of other real estate owned	$(779)	$1,643	$3,289	$1,073	$466
Writedown of other real estate owned	2,173	2,416	1,609	2,217	1,831
Other foreclosed property expense	577	534	823	912	258

Total foreclosed property expense	$1,971	$4,593	$5,721	$4,202	$2,555

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
NONINTEREST REVENUE:
Mortgage lending	$8,567	$3,250	$6,938	$9,089	$3,394
Credit card, debit card and merchant fees	8,539	9,921	8,972	8,567	7,843
Deposit service charges	11,252	12,538	13,111	12,437	12,536
Securities gains, net	14	18	18	5	(4)
Insurance commissions	33,493	25,376	29,246	28,621	31,599
Trust income	4,036	3,791	3,537	3,624	3,568
Annuity fees	558	540	461	695	772
Brokerage commissions and fees	1,616	1,495	1,963	1,509	1,576
Bank-owned life insurance	1,899	3,249	1,865	1,885	1,849
Other miscellaneous income	3,341	3,335	3,167	3,406	3,384

Total noninterest revenue	$73,315	$63,513	$69,278	$69,838	$66,517

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,179	$76,751	$77,453	$74,741	$78,883
Occupancy, net of rental income	10,194	10,500	10,313	10,245	10,287
Equipment	3,974	3,996	4,205	4,169	4,499
Deposit insurance assessments	2,311	2,430	2,125	2,035	1,600
Amortization of bond issue cost	12	12	12	12	12
Advertising	781	1,233	1,192	1,331	632
Foreclosed property expense	1,971	4,593	5,721	4,202	2,555
Telecommunications	1,922	1,960	2,254	2,258	2,248
Public relations	570	770	950	857	822
Data processing	5,393	4,804	5,317	5,384	5,230
Computer software	2,606	2,763	2,488	2,851	2,423
Amortization of intangibles	1,032	1,111	1,126	1,148	1,058
Legal	7,681	2,322	2,620	3,002	1,878
Merger expense	(2)	4	188	1,010	560
Postage and shipping	1,172	1,239	1,103	1,116	1,287
Other miscellaneous expense	16,137	15,558	16,632	13,593	12,733

Total noninterest expense	$136,933	$130,046	$133,699	$127,954	$126,707

INSURANCE COMMISSIONS:
Property and casualty commissions	$20,673	$19,007	$22,746	$21,576	$19,987
Life and health commissions	5,412	5,521	5,128	5,549	5,010
Risk management income	666	621	708	617	705
Other	6,742	227	664	879	5,897

Total insurance commissions	$33,493	$25,376	$29,246	$28,621	$31,599

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$51,296	$53,759	$52,272	$53,436	$54,662
Additions to mortgage servicing rights:
Originations of servicing assets	2,499	2,453	2,400	2,565	1,460
Changes in fair value:
Due to payoffs/paydowns	(1,564)	(1,480)	(1,559)	(1,616)	(1,138)
Due to change in valuation inputs or assumptions used in the valuation model	(3,039)	(3,434)	648	(2,111)	(1,547)
Other changes in fair value	(2)	(2)	(2)	(2)	(1)

Fair value, end of period	$49,190	$51,296	$53,759	$52,272	$53,436

Production revenue:
Origination	$8,914	$3,949	$3,736	$8,758	$1,964
Servicing	4,256	4,215	4,113	4,058	4,115
Payoffs/Paydowns	(1,564)	(1,480)	(1,559)	(1,616)	(1,138)

Total production revenue	11,606	6,684	6,290	11,200	4,941
Market value adjustment	(3,039)	(3,434)	648	(2,111)	(1,547)

Total mortgage lending revenue	$8,567	$3,250	$6,938	$9,089	$3,394

Mortgage loans serviced	$5,705,638	$5,686,756	$5,649,897	$5,630,192	$5,568,828
MSR/mtg loans serviced	0.86%	0.90%	0.95%	0.93%	0.96%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,286,981	$1,215,054	$1,238,088	$1,333,368	$1,419,269
Government agency issued residential mortgage-back securities	200,381	209,230	218,748	229,414	241,596
Government agency issued commercial mortgage-back securities	227,409	240,568	237,325	237,321	234,059
Obligations of states and political subdivisions	471,539	483,864	509,304	520,897	523,811
Other	8,063	8,211	7,997	11,192	8,023

Total available-for-sale securities	$2,194,373	$2,156,927	$2,211,462	$2,332,192	$2,426,758

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including pre-tax, pre-provision earnings, net operating income, tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income to Net Income:

	Quarter ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Net income	$32,266	$28,660	$28,778	$30,868	$28,444
Plus: Provision for credit losses	(5,000)	—	—	—	—
Income tax expense	15,189	11,252	12,414	14,097	12,889

Pre-tax, pre-provision earnings	$42,455	$39,912	$41,192	$44,965	$41,333

Net income	$32,266	$28,660	$28,778	$30,868	$28,444
Plus: Merger expense, net of tax	(1)	2	117	626	347
One time charge for BSA, net of tax	—	—	1,903	—	—

Net operating income	$32,265	$28,662	$30,798	$31,494	$28,791

- MORE -

BXS Announces First Quarter Results

April 20, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Tangible assets
Total assets	$13,630,322	$13,326,369	$13,071,557	$12,985,887	$13,143,555
Less: Goodwill	291,498	291,498	291,498	291,498	286,800
Other identifiable intangible assets	23,476	24,508	25,619	26,745	25,021

Total tangible assets	$13,315,348	$13,010,363	$12,754,440	$12,667,644	$12,831,734

Tangible shareholders’ equity
Total shareholders’ equity	$1,645,208	$1,606,059	$1,610,543	$1,588,850	$1,554,676
Less: Goodwill	291,498	291,498	291,498	291,498	286,800
Other identifiable intangible assets	23,476	24,508	25,619	26,745	25,021

Total tangible shareholders’ equity	$1,330,234	$1,290,053	$1,293,426	$1,270,607	$1,242,855

Total average assets	$13,457,668	$13,131,130	$12,987,103	$12,933,879	$13,087,128
Total common shares outstanding	96,544,502	96,254,903	96,065,021	96,046,057	96,004,679
Average shares outstanding-diluted	96,653,401	96,506,827	96,373,950	96,373,121	95,952,611

Tangible shareholders’ equity to tangible assets*	9.99%	9.92%	10.14%	10.03%	9.69%
Return on tangible equity**	9.84%	8.81%	8.83%	9.74%	9.28%
Pre-tax pre-provision return on average assets***	1.29%	1.21%	1.26%	1.39%	1.28%
Tangible book value per share****	$13.78	$13.40	$13.46	$13.23	$12.95
Operating earnings per share*****	$0.33	$0.30	$0.32	$0.33	$0.30

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -